Exhibit 99.1

INVESTOR AND MEDIA CONTACT:

Brian Lantz

847-484-4574

brian.lantz@FBHS.com

FORTUNE BRANDS HOME & SECURITY ANNOUNCES $150 MILLION SHARE

REPURCHASE AUTHORIZATION

DEERFIELD, Ill. – February 25, 2014 – Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced its Board of Directors has authorized the repurchase of up to $150 million of shares of the Company’s common stock over the next two years on the open market or in privately negotiated transactions in accordance with applicable securities laws. The purchases, if made, will occur from time to time depending on market conditions. This authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. The authorization is in effect until February 25, 2016 and may be suspended or discontinued at any time.

With only $20 million remaining available under the prior share repurchase authorization from July 25, 2012, this new limited share repurchase authorization represents the Board’s continued confidence in the Company’s long-term cash flow potential and its support of the Company’s broader strategy for utilizing free cash flow to drive incremental shareholder value.

“In addition to organic growth, we plan to use our strong cash flow and balance sheet to drive incremental shareholder value in a number of ways,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “We intend to continue to be efficient with our cash by investing in our businesses, pursuing accretive, strategic acquisitions, and returning cash to shareholders.”

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and larger global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, and (viii) changes in tax, environmental and federal and state laws and industry regulatory standards. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.